Exhibit 10.19

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into on December 9, 2010, and is effective as of September 30, 2010, by and between COMERICA BANK (“Bank”) and LDR HOLDING CORPORATION (“Parent”) and LDR SPINE USA, INC. (each a “Borrower” and collectively, “Borrowers”).

RECITALS

Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of November 23, 2009 (as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of June 30, 2010, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Section 6.7(a) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(a) Performance to Plan. Parent’s consolidated revenue, measured monthly on a trailing basis as set forth in the grid below, shall be at least the following amounts for the respective periods:

Month Ending	Period of Measurement	Minimum Revenue
9/30/2010	Trailing 3 months (July, August, September)	$11,902,000
10/31/2010	Trailing 4 months (July, August, September, October)	$16,673,000
11/30/2010	Trailing 5 months (July, August, September, October, November)	$21,023,000
12/31/2010	Trailing 6 months (July, August, September, October, November, December)	$25,767,000
Thereafter	Trailing 6 months	TBD based on projections

Parent shall deliver to Bank updated projections approved by Parent’s Board of Directors for the next fiscal year not later than January 31 of such fiscal year; Bank shall have the right to reset the minimum revenue amounts annually, based on such projections (or more frequently upon an Event of Default).”

2. Exhibit D to the Agreement hereby is replaced in its entirety with Exhibit D attached hereto

3. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrowers of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

4. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

5. Each Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

6. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrowers;

(b) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrowers’ accounts; and

(c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LDR HOLDING CORPORATION

By:	/s/ Christophe Lavigne

Title:	President/CEO

LDR SPINE USA, INC.

By:	/s/ Dennis Hynson

Title:	CFO

COMERICA BANK

By:	/s/ Paul Gerling

Title:	Senior Vice President

[Signature Page to Second Amendment to Loan and Security Agreement]

EXHIBIT D

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	Comerica Bank Technology & Life Sciences Division Loan Analysis Department Five Palo Alto Square, Suite 800 3000 El Camino Real Palo Alto, CA 94306 Phone: (650) 846-6820 Fax: (650) 846-6840

FROM: LDR	SPINE USA, INC., for itself and on behalf of all Borrowers

The undersigned authorized Officer of LDR SPINE USA, INC., for itself and on behalf of all Borrowers, hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (i) each Borrower is in complete compliance for the period ending                      with all required covenants except as noted below and (ii) all representations and warranties of each Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer further acknowledges that at any time a Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, reporting covenants and limitations on Indebtedness, Investments, Liens and Transfers, no Credit Extensions will be made.

Please indicate compliance status by circling Yes/No under “Complies” or “Applicable” column.

REPORTING COVENANTS	REQUIRED	COMPLIES
Company Prepared Monthly F/S	Monthly, within 30 days	YES	NO
Compliance Certificate	Monthly, within 30 days	YES	NO
CPA Audited, Unqualified F/S	Annually, within 150 days of FYE	YES	NO
Borrowing Base Cert., A/R & A/P Agings	Monthly, within 30 days	YES	NO
Annual Board Approved Projections	By 1/31	YES	NO
Collateral Audit	Within 60 days of closing and Semi-annual	YES	NO

If Public:
10-Q	Quarterly, within 5 days of SEC filing (50 days)	YES	NO
10-K	Annually, within 5 days of SEC filing (95 days)	YES	NO

Total amount of Borrower’s cash and investments	Amount: $	YES	NO
Total amount of Borrower’s cash and investments maintained with Bank	Amount: $	YES	NO

FINANCIAL	REQUIRED	ACTUAL	COMPLIES
TO BE TESTED MONTHLY, UNLESS OTHERWISE NOTED:
Minimum revenue	+	$	YES NO
Minimum Trailing 3-month EBITDA	*	$	YES NO
Minimum Cash in non interest bearing account at Bank	$1,000,000	$	YES NO

+	See chart below.
*	(i) One Million Dollars ($1,000,000) at all times from September 30, 2010 through February 28, 2011 (ii) One Million Eight Hundred Thousand Dollars ($1,800,000) at all times from March 31, 2011 through May 31, 2011 and (iii) Two Million Dollars ($2,000,000) from June 30, 2011 and at all times thereafter.

Month Ending	Period of Measurement	Minimum Revenue
9/30/2010	Trailing 3 months (July, August, September)	$11,902,000
10/31/2010	Trailing 4 months (July, August, September, October)	$16,673,000
11/30/2010	Trailing 5 months (July, August, September, October, November)	$21,023,000
12/31/2010	Trailing 6 months (July, August, September, October, November, December)	$25,767,000
Thereafter	Trailing 6 months	TBD based on projections

Please Enter Below Comments Regarding Violations:

The Officer further acknowledges that at any time a Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

Authorized Signer

Name:

Title: